Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 (“Registration Statement”) filed pursuant to Rule 462(b) of the Securities Act of 1933 of our report dated January 29, 2021, relating to the consolidated financial statements of Farmmi, Inc. included in its annual report (Form 20-F) for the year ended September 30, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

April 28, 2021